                                  EXHIBIT 11

                  CYPRUS AMAX MINERALS COMPANY & SUBSIDIARIES

                                 -------------

                       Computation of Per Share Earnings

                      (In millions except per share data)


                                                                                          Three Months
                                                                                        Ended March 31,
                                                                               ----------------------------------
                                                                                     1999              1998
                                                                               ----------------  ----------------

Net Income (Loss)                                                                       $  (26)           $    5
Preferred Stock Dividends                                                                   (5)               (5)
                                                                                        ------            ------
  Income (Loss) Applicable to Common Shares                                             $  (31)           $    -
                                                                                        ======            ======

Basic
  Average Common Shares Outstanding                                                       90.4              93.7
                                                                                        ======            ======

Diluted:
  Average Common Shares Outstanding                                                       90.4              93.7
  Common Stock Equivalents - Options                                                        .1                 -
  Conversion of Series B Preferred Stock                                                   9.6               9.6
                                                                                        ------            ------
  Diluted Average Common Shares Outstanding                                              100.1             103.3
                                                                                        ======            ======

Basic Earnings (loss) per Common Share                                                  $ (.33)           $    -

Diluted Earnings (loss) per Common Share                                                $ (.26)           $    -

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